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                                  EXHIBIT 23.5
                                  ------------

                                             Deloitte & Touche LLP
                                             Suite 3900
                                             111 S.W. Fifth Avenue
                                             Portland, Oregon  87204-3642

                                             Telephone:  (503)  222-1341
                                             Facsimile:  (503)  224-2172



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50269 of The Kroger Co. on Form S-3 of our report dated March 11, 1998 on the consolidated financial statements of Fred Meyer, Inc., included in the Annual Report on Form 10-K for the year ended January 31, 1998 of Fred Meyer, Inc., and of our report dated March 23, 1998 on the consolidated financial statements of Fred Meyer, Inc., included in the Current Report on Form 8-K/A dated March 9, 1998 of Fred Meyer, Inc. We also consent to the reference to our firm under the caption "Experts" in the prospectus which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Portland, Oregon
December 8, 1998